Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

June 20, 2023

Clearwater Analytics Holdings, Inc.

777 W. Main Street

Suite 900

Boise, ID

Re:	Clearwater Analytics Holdings, Inc.

Secondary Offering of 10,000,000 shares of Class A Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) originally filed by Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on March 8, 2023 under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of, among other things, registering the resale or distribution from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, by the Selling Stockholders (as defined below) of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”).

Pursuant to the Registration Statement, the Selling Stockholders have proposed to sell 10,000,000 shares of Class A Common Stock (the “Shares”). The Shares are proposed to be sold to the Underwriter (as defined below) pursuant to that certain Underwriting Agreement, dated as of June 15, 2023 (the “Underwriting Agreement”), by and among the Company, CWAN Holdings, LLC, the selling stockholders named in Schedule II thereto (the “Selling Stockholders”) and Goldman Sachs & Co. LLC, as the sole underwriter (the “Underwriter”).

In connection with the registration and sale of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof, (iii) minutes and records of the corporate proceedings of the Company with respect

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Clearwater Analytics Holdings, Inc.

June 20, 2023

to the registration of the Shares, (iv) the Registration Statement and the exhibits thereto, (v) the base prospectus, dated March 8, 2023, filed with the Registration Statement, (vi) prospectus supplement, dated June 15, 2023, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (the “Prospectus Supplement”) and (vii) the Underwriting Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting such laws, as is currently in effect.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

Clearwater Analytics Holdings, Inc.

June 20, 2023

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon or referred to by any other person for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP